UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) elected Richard P. Lavin, the Company’s President and Chief Executive Officer, to the Company’s Board of Directors as a Class I director.

On August 14, 2013, the Company also entered into an employment agreement with Mr. Lavin. Pursuant to the employment agreement, the initial term of Mr. Lavin’s employment agreement is three years from the date of the employment agreement (the “Effective Date”). On each anniversary of the Effective Date following the expiration of the initial term, the employment agreement will be automatically extended for successive one-year periods, provided that either party may elect to not extend the employment agreement by providing written notice to the other party at least 90 days prior to any the anniversary date. Pursuant to the employment agreement, Mr. Lavin receives a base salary of $750,000, which will be subject to annual review and upward adjustment, and an annual bonus under the Company’s annual bonus plan as may be in effect from time to time based on a target bonus opportunity of at least 100% of Mr. Lavin’s base salary. Mr. Lavin’s annual bonus for 2013 will be pro-rated based on the portion of such bonus period during his employment term. Pursuant to the employment agreement, Mr. Lavin will be considered to receive equity and other long-term incentive awards under any applicable plan adopted by the Company for which employees are generally eligible, and Mr. Lavin will be eligible, pursuant to the terms of the Company’s long-term incentive plan (the “Equity Incentive Plan”), to receive additional discretionary annual incentive awards equal to $750,000 at target, with 50% of the award being issued in time-based shares of restricted stock which vest ratably over a period of three years and 50% of the award being a cash-based, performance driven award based on relative total shareholder return versus a peer group. Pursuant to the employment agreement, Mr. Lavin will receive a one-time signing bonus of $325,000, which will be subject to recovery by the Company if Mr. Lavin voluntarily terminates his employment for any reason other than Good Reason (as defined in the employment agreement), or if the Company terminates his employment agreement for Cause (as defined in the employment agreement), within 24 months following the Effective Date at a rate of 1/24 per month for each month remaining in the recovery period at the time of termination of employment. In addition, Mr. Lavin will be granted, within 30 days of the effective date, an award of 100,000 shares of restricted stock under the Equity Incentive Plan, which will vest ratably over a period of three years. During the term of his employment, Mr. Lavin is entitled to participate in any employee benefit plan that the Company has adopted or may adopt for the benefit of its employees generally, subject to satisfying applicable eligibility requirements, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan. The Company also agreed to pay up to $200,000 of Mr. Lavin’s documented relocation benefits and to reimburse him for his legal fees incurred in connection with the negotiation and preparation of the employment agreement.

If Mr. Lavin’s employment is terminated on account of his death or disability, Mr. Lavin will receive: (i) the earned but unpaid portion of Mr. Lavin’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Lavin is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Lavin may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs. If Mr. Lavin’s employment is terminated by the Company for Cause (as defined in the employment agreement) or by Mr. Lavin for any reason other than for Good Reason (as defined in the employment agreement), Mr. Lavin will receive: (i) the earned but unpaid portion of Mr. Lavin’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Lavin is entitled to be reimbursed pursuant to the employment agreement; and (iii) vested benefits, if any, to which Mr. Lavin may be entitled under the Company’s employee benefit plans as of the termination. If Mr. Lavin’s employment is terminated by the Company without Cause (and other than due to the Mr. Lavin’s death or disability) or by Mr. Lavin for Good Reason (and either such termination is not within 13 months following a Change in Control (as defined in the employment agreement)), Mr. Lavin will receive: (i) the earned but unpaid portion of Mr. Lavin’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Lavin is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Lavin may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (vi) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Lavin, which thereafter shall be exercisable until the earlier of (A) 12 months after the employment termination date or (B) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Internal Revenue Code (“Code”) Section 409A; (vii) salary continuation severance pay at the base salary rate for an additional twenty-four (24) months; provided, however, any such severance payments will immediately end if (1) Mr. Lavin is in violation of any of his obligations under the employment agreement; or (2) the Company, after Mr. Lavin’s termination, learns of any facts about his job performance or conduct that would have given the Company Cause to terminate his employment. If Mr. Lavin’s employment is terminated other than for Cause, or if Mr. Lavin terminates his employment for Good Reason, and either such termination is within 13 months following a Change in Control, Mr. Lavin will receive: (i) the unpaid portion of his base salary plus credit for any vacation accrued but not taken; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Lavin is entitled to be reimbursed; (iii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (iv) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (v) the amount of any earned but unpaid portion of any bonus, incentive compensation, or any other fringe benefit to which Mr. Lavin is entitled under the employment agreement through the date of the termination as a result of a Change in Control (the “Unpaid Earned Compensation”), plus two (2) times Mr. Lavin’s Current Annual Compensation (the “Salary Termination Benefit”); (vi) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Lavin, which thereafter shall be exercisable until the earlier of (x) 12 months after the employment termination date or (y) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Code Section 409A); and (vii) continued participation in the Company’s group health plan until the earlier of (A) 18 months after termination of employment following a Change in Control, or (B) Mr. Lavin’s commencement of full-time employment with a new employer with comparable benefits (“Fringe Termination Benefit”); (collectively the Salary Termination Benefit and the Fringe Termination Benefit are referred to as the “Termination Benefits”). For purposes of the employment agreement, “Current Annual Compensation” means the total of Mr. Lavin’s base salary in effect at the employment termination date, plus the average annual performance bonus actually received by Mr. Lavin over the last three fiscal years (or if Mr. Lavin has been employed for a shorter period of time over such period during which Mr. Lavin performed services for the Company) plus any medical, financial and insurance coverage provided presently under Mr. Lavin’s current annual compensation plan, and shall not include the value of any stock options granted or exercised, restricted stock awards granted or vested, contributions to 401(k) or other qualified plans. The Company may immediately discontinue the payment of the Termination Benefits if (i) Mr. Lavin is in violation of any of his obligations under the employment agreement; and/or (ii) the Company, after Mr. Lavin’s termination, learns of any facts about Mr. Lavin’s job performance or conduct that would have given the Company Cause terminate his employment. Any and all amounts payable and benefits or additional rights provided pursuant to the employment agreement beyond the earned but unpaid base salary will only be payable if Mr. Lavin delivers to the Company and does not revoke a general release of claims in favor of the Company in the form provided as Exhibit A to the employment agreement.

In the employment agreement, Mr. Lavin agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants, and certain covenants with respect to the Company’s inventions and the return of the Company’s property.

A copy of the employment agreement between Mr. Lavin and the Company is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 14, 2013, between the Company and Richard P. Lavin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

August 19, 2013	By:	/s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer